Exhibit (a)(1)(F)

[Form of Notice of Guaranteed Delivery]

NOTICE OF GUARANTEED DELIVERY

For Tender of Ordinary Shares represented by American Depositary Shares of
CRUCELL N.V.
at
€24.75 NET PER AMERICAN DEPOSITARY SHARE
Pursuant to the Offer Document dated December 8, 2011
by
JJC ACQUISITION COMPANY B.V.
a wholly-owned subsidiary of
JOHNSON & JOHNSON

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 17:45 HOURS DUTCH TIME (11:45 A.M. NEW YORK TIME), ON FEBRUARY 16, 2011, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined in Section 4 of the Offer Document (as defined below)) if (i) American depositary shares (“ADSs”) of Crucell N.V., a public limited liability company incorporated under the laws of the Netherlands (the “Company”), are not immediately available, (ii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “U.S. Settlement Agent”) before the time at which the Offer expires or (iii) the procedure for book-entry transfer of ADSs cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the U.S. Settlement Agent. See Section 6.3.3 of the Offer Document.

The U.S. Settlement Agent for the Offer is:

Computershare Trust Company, N.A.

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE U.S. SETTLEMENT AGENT. YOU MUST SIGN THIS NOTICE OF GUARANTEED DELIVERY IN THE APPROPRIATE SPACE PROVIDED THEREFOR BELOW.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE ADS LETTER OF TRANSMITTAL.

THIS NOTICE OF GUARANTEED DELIVERY PERTAINS ONLY TO HOLDERS OF ADSs AND ADSs REPRESENTED BY ADRs, WHEREVER LOCATED.

Ladies and Gentlemen:

The undersigned hereby tenders to JJC Acquisition Company B.V., a private company with limited liability incorporated under the laws of the Netherlands and a wholly-owned subsidiary of Johnson & Johnson, a New Jersey corporation, pursuant to the Offer and upon the terms and subject to the conditions and restrictions contained in the Offer Document, dated December 8, 2010 (the “Offer Document”), and the related ADS Letter of Transmittal, receipt of which is hereby acknowledged, the number of ADSs specified below, pursuant to the guaranteed delivery procedure set forth in Section 6.3.3 of the Offer Document.

Number of ADSs Tendered:

ADR No(s). (if available):

Check box if ADSs will be tendered by book entry transfer:  ☐

Name of Tendering Institution:

DTC Account:

Transaction Code Number:

Dated:           , 20

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

(Zip Code)

Area Code and Tel. No.:
(Daytime Telephone Number)

Signature(s):

2

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 4 of the Offer Document), hereby (i) represents that the tender of ADSs effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the U.S. Settlement Agent, at one of its addresses set forth above, of ADSs in proper form for transfer, together with (a) in the case of ADSs evidenced by ADRs, a properly completed and duly executed ADS Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees, or (b) in the case of a book-entry transfer, a book-entry confirmation along with an Agent’s Message (as defined in Section 4 of the Offer Document) and any other required documents, all within three NADSAQ trading days after the date of execution hereof.

Name of Firm:
(Authorized Signature)

Address:	Name:
(Please Type or Print)

Title:
(Zip Code)

Area Code and Tel. No.:	Dated:

The Eligible Institution that completes this form must communicate the guarantee to the U.S. Settlement Agent and must deliver the ADS Letter of Transmittal or an Agent’s Message and ADRs evidencing ADSs to the U.S. Settlement Agent within the time period indicated above. Failure to do so could result in a financial loss to such Eligible Institution.

NOTE:  DO NOT SEND ADRs WITH THIS NOTICE OF GUARANTEED DELIVERY. ADRs EVIDENCING ADSs SHOULD BE SENT WITH YOUR ADS LETTER OF TRANSMITTAL.

3